Exhibit 10.4

INDEMNIFICATION AGREEMENT

Indemnification Agreement, dated as of _____________, among Domtar Corporation, a Delaware corporation (“Domtar”), and ________________(“Indemnitee”).

WHEREAS, Domtar has requested that Indemnitee serve, and Indemnitee has agreed to serve, as a member of the Pension Administration Committee of Domtar (the “PAC”);

WHEREAS, qualified persons are reluctant to serve as pension or benefit plan fiduciaries unless they are provided with broad indemnification and insurance against claims arising out of their service; and

WHEREAS, Domtar has determined that it is in the best interests of its Shareholder and that it is reasonable, prudent and necessary for Domtar to indemnify persons serving as members of the PAC or otherwise as fiduciaries under any pension or benefit plan of Domtar’s subsidiaries as set forth in this Agreement and to provide such persons with reasonable assurance regarding insurance;

NOW, THEREFORE, Domtar and Indemnitee hereby agree as follows:

1.
Defined Terms; Construction.
a)
Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

“Indemnified Status” means the status of a person who is or was serving at the request of Domtar as a member of the PAC or otherwise as a fiduciary under any pension or benefit plan of Domtar or any of its subsidiaries.

“Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

“Voting Securities” means any securities of Domtar that vote generally in the election of directors.

b)
Construction. For purposes of this Agreement,
i.
References to “fines” shall include any excise taxes assessed on Indemnitee with respect to a pension or benefit plan.

ii.
References to a “witness” in connection with a Proceeding shall include any interviewee or person called upon to produce documents in connection with such Proceeding.
2.
Agreement to Serve.

Indemnitee agrees to serve as a member of the PAC, and by its execution of this Agreement Domtar confirms their request that Indemnitee serve as a member of the PAC. Indemnitee shall be entitled to resign or otherwise terminate such service with immediate effect at any time, and neither such resignation nor termination nor the length of such service shall affect Indemnitee’s rights under this Agreement. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.

3.
Indemnification.
a)
General Indemnification. Domtar shall defend and indemnify Indemnitee, to the fullest extent permitted by applicable law, against Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges in connection therewith) incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Indemnified Status, except to the extent that any such Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement are incurred as a result of Indemnitee’s gross negligence or willful misconduct.
b)
Additional Indemnification Regarding Expenses. Without limiting the foregoing, in the event any Proceeding is initiated by Indemnitee or Domtar or any of its subsidiaries to enforce or interpret this Agreement or any rights of Indemnitee to indemnification or advancement of Expenses (or related obligations of Indemnitee) relating to Indemnitee’s Indemnified Status, Domtar shall indemnify Indemnitee against Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding.
c)
Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by Domtar for a portion of any Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by Indemnitee, but not for the total amount thereof, Domtar shall nevertheless indemnify Indemnitee for such portion.
d)
Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the organizational documents of Domtar or any of its subsidiaries, any agreement, any vote of directors, any applicable law or any liability insurance policy
e)
Subrogation. In the event of payment under this Agreement, Domtar shall be subrogated to the extent of such payment to all rights of recovery of Indemnitee, who shall execute such documents and do such acts as Domtar may reasonably request to secure such rights and to enable Domtar effectively to bring suit to enforce such rights.

4.
Advancement of Expenses.

Domtar shall pay all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Indemnified Status, in advance of the final disposition of such Proceeding and without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses, except that if Indemnitee has been found, in a final judgment of a court of competent jurisdiction from which no appeal can be taken, not to be entitled to be indemnified in connection with such Proceeding, Domtar shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement in connection with such Proceeding. Indemnitee shall repay such amounts advanced only if and to the extent that it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified Domtar for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. Domtar shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment.

5.
Indemnification Procedure.
a)
Notice of Proceeding; Cooperation. Indemnitee shall give Domtar notice in writing as soon as practicable of any Proceeding for which indemnification will or could be sought under this Agreement, provided that any failure or delay in giving such notice shall not relieve Domtar of its obligations under this Agreement unless and to the extent that (i) Domtar is not aware of such Proceeding and (ii) Domtar is materially prejudiced by such failure.
b)
Settlement. Domtar will not, and will not permit any of its subsidiaries to, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding. Domtar shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without Domtar’s prior written consent, which shall not be unreasonably withheld.
c)
Request for Payment; Timing of Payment. To obtain indemnification payments or advances under this Agreement, Indemnitee shall submit to Domtar a written request therefore, together with such invoices or other supporting information as may be reasonably requested by Domtar and reasonably available to Indemnitee. Domtar shall make indemnification payments to Indemnitee no later than 30 days, and advances to Indemnitee no later than 10 days, after receipt of the written request of Indemnitee.
d)
Remedies of Indemnitee. If Domtar does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to require Domtar to make such payments or advances. Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 3(b) and to have such Expenses advanced by Domtar in accordance with Section 4.

e)
Presumptions; Burden and Standard of Proof. In connection with any review of Indemnitee’s entitlement to indemnification by any person, including a court: (i) it shall be a presumption that Indemnitee is entitled to be indemnified and that indemnification of Indemnitee is proper in the circumstances; (ii) the burden of proof shall be on Domtar to overcome such presumptions, and each such presumption shall only be overcome if Domtar establishes that there is no reasonable basis to support it; (iii) the termination of any Proceeding by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee is not entitled to be indemnified or that indemnification is not proper or that a court has made any such finding; and (iv) and any Proceeding commenced by Indemnitee pursuant to Section 5(d) shall be de novo with respect to all determinations of fact and law.
6.
Fiduciary Liability Insurance
a)
Maintenance of Insurance. Domtar shall ensure that Indemnitee is covered by fiduciary liability insurance in such amounts and on such terms as may be reasonably available and customary for fiduciaries of pension and benefit plans of similarly situated companies.
b)
Notice to Insurers. Upon receipt of notice of a Proceeding pursuant to Section 5(a), Domtar shall give or cause to be given prompt notice of such Proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. Domtar shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies.
7.
Miscellaneous
a)
Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

b)
Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt,

(ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third business day following the date of mailing if delivered by domestic registered or certified mail, properly addressed, or on the fifth business day following the date of mailing if sent by airmail from a country outside of North America, to Indemnitee as shown on the signature page of this Agreement, to Domtar at the address shown on the signature page of this Agreement, or in either case as subsequently modified by written notice.

c)
Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
d)
Successors and Assigns. This Agreement shall be binding upon Domtar and its respective successors and assigns, including without limitation any acquiror of all or substantially all of Domtar’ assets or business, any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) that acquires beneficial ownership of securities of Domtar representing more than 50% of the total voting power represented by Domtar’s then outstanding Voting Securities and any survivor of any merger or consolidation to which Domtar is party, and shall inure to the benefit of the Indemnitee and the Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators and assigns. Domtar shall require and cause any such successor, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement as if it were named as Domtar herein, and Domtar shall not permit any such purchase of assets or business, acquisition of securities or merger or consolidation to occur until such written agreement has been executed and delivered. No such assumption and agreement shall relieve Domtar of any of its obligations hereunder, and this Agreement shall not otherwise be assignable by Domtar.
e)
Choice of Law; Consent to Jurisdiction. Except as required by the Employee Retirement Income Security Act of 1974, as amended, or by similar provisions of Canadian law, this Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without regard to the conflict of law principles thereof. Domtar and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

f)
Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, provided that the provisions hereof shall not supersede the provisions of the organizational documents of Domtar or any of their subsidiaries, any agreement, any vote of directors, any applicable law or any liability insurance policy, to the extent any such provisions shall be more favorable to Indemnitee than the provisions hereof.
g)
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DOMTAR CORPORATION

By: _______________

Name:

Title:

AGREED TO AND ACCEPTED. INDEMNITEE:

By:__________________

Name: